N e w s   R e l e a s e

Contacts:
Media	Investor Relations
Robert C. Ferris	Murray Grainger
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	murray.grainger@honeywell.com

HONEYWELL THIRD QUARTER SALES UP 10% TO $8.7 BILLION;
EARNINGS PER SHARE UP 23% TO $0.81

2007 EPS Guidance Moves to High End of Range

          MORRIS TOWNSHIP, N.J., October 19, 2007 -- Honeywell (NYSE: HON) today announced that third quarter 2007 sales increased 10% to $8.7 billion, driven by 9% organic sales growth. Earnings were $0.81 per share versus $0.66 last year, an increase of 23%. Cash flow from operations was $910 million versus $796 million last year, and free cash flow (cash flow from operations less capital expenditures) was up 16% to $736 million versus $634 million in the third quarter of 2006.

          “We had strong organic sales growth in each of our businesses in the third quarter,” said Honeywell Chairman and Chief Executive Officer Dave Cote. “Great positions in good industries are driving Honeywell’s consistent performance and global growth. Customers are confident in Honeywell’s differentiated technologies and we continue to win important new multi-year contracts. We believe that the company is well positioned for continued growth and we remain confident in our business outlook.”

          Honeywell raised its 2007 sales guidance by $300 million to $34.2 billion, an increase of approximately 9% from 2006. The company also raised its earnings per share and free cash flow guidance to the high-end of previously-stated ranges. Honeywell is forecasting 2007 earnings per share of $3.14 - 3.16, an increase of approximately 25% over the prior year, and 2007 free cash flow guidance of $3.0 billion (cash flow from operations of $3.8 billion), more than 20% over 2006.

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Q3 Results - 2

Segment Highlights

Aerospace

  Sales were up 9%, compared with the third quarter of 2006, driven by 9% growth in Commercial and 8% growth in Defense and Space sales. Commercial sales reflected growth of 8% in original equipment and 10% in aftermarket spares and services. Defense and Space sales included the positive impact of the Dimensions International acquisition.
  Segment profit grew 12% while segment margin increased by 50 bps to 18.1% driven by volume growth, price, and productivity gains, which more than offset the negative impact from inflation.
  Honeywell was selected by Airbus to provide the Extended Mechanical System Perimeter (EMSP) system for the A350 XWB aircraft. With a potential total program value of up to $16 billion, this is the largest systems single-source contract ever awarded by Airbus. The EMSP system includes a range of Honeywell’s mechanical product offerings, including the HGT1700 auxiliary power unit, environmental and cabin pressure control systems, supplemental cooling, ventilation and fans, bleed air systems, and wing anti-ice systems.
  Defense and Space signed a $370 million Secondary Power Logistics Solution contract to provide logistics service and depot maintenance support to the U.S. Air Force.
  Honeywell received Federal Aviation Administration authorization for its Runway Awareness and Advisory System (RAAS) for all large cabin Gulfstream aircraft equipped with the PlaneView® flight deck featuring Honeywell’s Primus Epic® architecture. RAAS will be an option for Gulfstream G450 and G550 aircraft in 2007.

Automation and Control Solutions

  Sales were up 12%, compared with the third quarter of 2006, driven by 9% growth in the Products businesses and 19% growth in the Solutions businesses.
  Segment profit grew 13% while segment margin increased by 10 bps to 11.7% due to volume growth and productivity savings, which more than offset the negative impact of inflation and sales mix.
  Building Solutions was awarded an $11.6 million, 12-year contract to implement a comprehensive energy efficiency program for the Denver Housing Authority. The program will help the housing authority improve its facilities and reduce its impact on the environment while saving approximately $1.8 million in utility costs per year.
  Process Solutions announced a $7 million contract to supply a process automation system to TOTAL’s Lindsey Oil Refinery in North Lincolnshire, U.K. The business will integrate and centralize the various control and monitoring systems used in a single process automation system, providing plant operators with full view and control over the refinery’s operations.
  Environmental and Combustion Controls (ECC) announced a definitive agreement to establish a joint venture with Lonon, a leading Chinese wiring devices and lighting business based in Guangdong Zhongshan, China.

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Q3 Results - 3

Transportation Systems

  Sales were up 10% compared with the third quarter of 2006, driven by increased sales in our Turbo business and the favorable impact of foreign exchange.
  Segment profit was down 4% while segment margin decreased 150 bps to 10.1% due to material inflation, operational issues in the Consumer Products Group, and investments in product development, including the support of key turbo program wins, which more than offset increased productivity, increased prices, and lower warranty expense.
  Turbo Technologies won four turbo diesel programs estimated at approximately $100 million in annual revenues at full production. These vehicles will be introduced in Brazil, Europe, and the U.S. The first of these programs is expected to launch in 2008.
  Consumer Products Group launched Xtreme Sport™, a new line of premium spark plugs for the growing small engine segment such as ATVs, motorcycles, boats, and snowmobiles, and Xtreme Start™, a separate product line for lawn care equipment. The new plugs feature improved ignitability for faster fuel combustion and quicker starts.

Specialty Materials

  Sales were up 6% compared with the third quarter of 2006, driven by strong UOP sales, which were partially offset by lower sales at Fluorine Products due to continued weak demand in the U.S. housing market and the impact of scheduled plant maintenance at Resins & Chemicals.
  Segment profit grew 43% while segment margin increased by 340 bps to 13.0% primarily due to increased UOP sales volume and productivity savings.
  UOP's ADS-37 adsorbent was used by KP Chemical Corp. to reload its Parex Process unit in Ulsan, South Korea. KP will use the adsorbents to significantly increase its capacity to produce para-xylene, a key component in making soft drink and water bottles. KP Chemical is the 15th Parex operator to use the ADS-37 adsorbents since UOP introduced it in 2004.
  Fluorine Products signed a multi-year agreement with Hisense Kelon, a leading home appliance manufacturer based in Guangdong Province, China, and extended an agreement with Whirlpool Corp., a leading global manufacturer and marketer of major home appliances, to supply Enovate® blowing agent used in energy-efficient rigid polyurethane foam to insulate refrigerators.

          Honeywell will discuss its results during its investor conference call today starting at 8:00 a.m. EDT. To participate, please dial (706) 643-7681 a few minutes before the 8:00 a.m. start. Please mention to the operator that you are dialing in for Honeywell's investor conference call. The live webcast of the investor call will be available through the “Investor Relations” section of the company's Website (http://www.honeywell.com/investor). Investors can access a replay of the webcast starting at 11:00 a.m. EDT, October 19, until midnight EDT, October 26, by dialing (706) 645-9291. The access code is 15179046.

Honeywell International is a $34 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London and Chicago Stock Exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor's 500 Index. For additional information, please visit www.honeywell.com.

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Q3 Results - 4

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

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Q3 Results - 5

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(In millions except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Product sales	$7,008	$6,334	$20,330	$18,521
Service sales	1,727	1,618	4,984	4,570
Net sales	8,735	7,952	25,314	23,091
Costs, expenses and other
Cost of products sold (A)	5,450	4,973	15,778	14,470
Cost of services sold (A)	1,196	1,138	3,509	3,268
	6,646	6,111	19,287	17,738
Selling, general and administrative expenses (A)	1,144	1,037	3,360	3,125
Other (income) expense	(16)	(27)	(47)	(69)
Interest and other financial charges	124	97	331	280
	7,898	7,218	22,931	21,074
Income from continuing operations before taxes	837	734	2,383	2,017
Tax expense	219	193	628	524
Income from continuing operations	618	541	1,755	1,493
Income from discontinued operations, net of taxes	-	-	-	5
Net income	$618	$541	$1,755	$1,498

Earnings per share of common stock - basic:
Income from continuing operations	$0.83	$0.66	$2.28	$1.81
Income from discontinued operations	-	-	-	0.01
Net income	$0.83	$0.66	$2.28	$1.82

Earnings per share of common stock - assuming dilution:
Income from continuing operations	$0.81	$0.66	$2.25	$1.80
Income from discontinued operations	-	-	-	0.01
Net income	$0.81	$0.66	$2.25	$1.81

Weighted average number of shares outstanding-basic	748	817	770	824

Weighted average number of shares outstanding -
assuming dilution	758	821	780	829

          (A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other post-retirement benefits expense, and stock option expense.

Q3 Results - 6

Honeywell International Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Net Sales	2007	2006	2007	2006

Aerospace	$3,102	$2,854	$8,969	$8,169

Automation and Control Solutions	3,196	2,844	9,036	7,975

Specialty Materials	1,211	1,143	3,626	3,548

Transportation Systems	1,226	1,111	3,683	3,399

Corporate	-	-	-	-

Total	$8,735	$7,952	$25,314	$23,091

Reconciliation of Segment Profit to Income From Continuing Operations Before Taxes

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Segment Profit	2007	2006	2007	2006

Aerospace	$560	$501	$1,583	$1,354

Automation and Control Solutions	373	330	980	838

Specialty Materials	157	110	524	489

Transportation Systems	124	129	437	436

Corporate	(47)	(41)	(144)	(134)

Total Segment Profit	1,167	1,029	3,380	2,983

Other income (expense)	16	27	47	69
Interest and other financial charges	(124)	(97)	(331)	(280)
Stock option expense (A)	(13)	(20)	(54)	(61)
Pension and other postretirement expense (A)	(105)	(100)	(251)	(344)
Repositioning and other charges (A)	(104)	(105)	(408)	(350)

Income from continuing operations before taxes	$837	$734	$2,383	$2,017

          (A) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Q3 Results - 7

Honeywell International Inc.
Consolidated Balance Sheet (Unaudited)
(Dollars in millions)

	September 30,	December 31,
	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$1,787	$1,224
Accounts, notes and other receivables	6,461	5,740
Inventories	3,919	3,588
Deferred income taxes	1,127	1,215
Other current assets	362	537
Total current assets	13,656	12,304

Investments and long-term receivables	526	382
Property, plant and equipment - net	4,770	4,797
Goodwill	8,784	8,403
Other intangible assets - net	1,336	1,247
Insurance recoveries for asbestos related liabilities	1,111	1,100
Deferred income taxes	997	1,075
Prepaid pension benefit cost	772	695
Other assets	950	938
Total assets	$32,902	$30,941

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
Accounts payable	$3,812	$3,518
Short-term borrowings	70	62
Commercial paper	1,977	669
Current maturities of long-term debt	415	423
Accrued liabilities	5,818	5,463
Total current liabilities	12,092	10,135

Long-term debt	5,391	3,909
Deferred income taxes	484	352
Postretirement benefit obligations other than pensions	2,092	2,090
Asbestos related liabilities	1,146	1,262
Other liabilities	3,442	3,473
Shareowners' equity	8,255	9,720
Total liabilities and shareowners' equity	$32,902	$30,941

Q3 Results - 8

Honeywell International Inc.
Consolidated Statement of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Cash flows from operating activities:
Net income	$618	$541	$1,755	$1,498
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	207	190	620	596
Repositioning and other charges	104	105	408	350
Net (payments) for repositioning and other charges	(182)	(181)	(355)	(335)
Pension and other postretirement expense	105	100	251	344
Pension and other postretirement benefit payments	(58)	(80)	(166)	(258)
Stock option expense	13	20	54	61
Deferred income taxes	(28)	297	169	423
Excess tax benefits from share based payment arrangements	(17)	-	(68)	-
Other	128	7	154	2
Changes in assets and liabilities, net of the effects of
acquisitions and divestitures:
Accounts, notes and other receivables	(251)	(302)	(603)	(545)
Inventories	(88)	(57)	(290)	(265)
Other current assets	-	(48)	36	(6)
Accounts payable	130	137	273	215
Accrued liabilities	229	67	233	(110)
Net cash provided by operating activities	910	796	2,471	1,970

Cash flows from investing activities:
Expenditures for property, plant and equipment	(174)	(162)	(457)	(433)
Proceeds from disposals of property, plant and equipment	5	1	87	45
Increase in investments	(20)	-	(20)	-
Cash paid for acquisitions, net of cash acquired	(458)	(15)	(566)	(623)
Proceeds from sales of businesses, net of fees paid	(1)	3	51	579
Net cash (used for) investing activities	(648)	(173)	(905)	(432)

Cash flows from financing activities:
Net increase/(decrease) in commercial paper	(614)	(279)	1,299	(385)
Net increase/(decrease) in short-term borrowings	4	(5)	4	(215)
Payment of debt assumed with acquisitions	(40)	-	(40)	(346)
Proceeds from issuance of common stock	93	39	517	278
Proceeds from issuance of long-term debt	897	-	1,885	1,239
Payments of long-term debt	(8)	(18)	(415)	(371)
Excess tax benefits from share based payment arrangements	17	-	68	-
Repurchases of common stock	(296)	(192)	(3,783)	(1,020)
Cash dividends paid on common stock	(188)	(184)	(580)	(560)
Net cash (used for) financing activities	(135)	(639)	(1,045)	(1,380)

Effect of foreign exchange rate changes on cash and cash equivalents	27	7	42	23

Net increase/(decrease) in cash and cash equivalents	154	(9)	563	181
Cash and cash equivalents at beginning of period	1,633	1,424	1,224	1,234
Cash and cash equivalents at end of period	$1,787	$1,415	$1,787	$1,415

Q3 Results - 9

Honeywell International Inc.
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow (Unaudited)
(Dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Cash provided by operating activities	$910	$796	$2,471	$1,970
Expenditures for property, plant and equipment	(174)	(162)	(457)	(433)
Free cash flow	$736	$634	$2,014	$1,537

We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.